                                                                    EXHIBIT 7(c)

                              EXCHANGE AGREEMENT

                                    Between

                            LIBERTY DIGITAL, INC.,

                                LDIG ALOY, INC.

                                      and

                              ALLOY ONLINE, INC.



                          Dated as of March 10, 2000

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                     ARTICLE I. SALE AND EXCHANGE

 SECTION 1.01.    Sale and Exchange..........................................................       1
                  -----------------
 SECTION 1.02.    Adjustment of Alloy Shares; Adjustment of Cash Payment.....................       1
                  ------------------------------------------------------
 SECTION 1.03.    Registration of LDI Shares and Alloy Shares................................       2
                  -------------------------------------------
 SECTION 1.04.    Closing....................................................................       2
                  -------
 SECTION 1.05.    Deliveries by Alloy........................................................       2
                  -------------------
 SECTION 1.06.    Deliveries by LDI and LDI Sub..............................................       3
                  -----------------------------

                          ARTICLE II. REPRESENTATIONS AND WARRANTIES OF ALLOY

 SECTION 2.01.    Organization and Qualification.............................................       3
                  ------------------------------
 SECTION 2.02.    Authorization and Validity of Agreement....................................       3
                  ---------------------------------------
 SECTION 2.03.    Capitalization.............................................................       4
                  --------------
 SECTION 2.04.    Reports and Financial Statements...........................................       5
                  --------------------------------
 SECTION 2.05.    No Approvals or Notices Required; No Conflict with Instruments.............       5
                  --------------------------------------------------------------
 SECTION 2.06.    Absence of Certain Changes or Events.......................................       6
                  ------------------------------------
 SECTION 2.07.    Legal Proceedings..........................................................       7
                  -----------------
 SECTION 2.08.    Compliance With Regulatory Requirements....................................       7
                  ---------------------------------------
 SECTION 2.09.    Brokers or Finders.........................................................       7
                  ------------------
 SECTION 2.10.    Intellectual Property......................................................       7
                  ---------------------
 SECTION 2.11.    Compliance with Charter and Contracts......................................       8
                  -------------------------------------
 SECTION 2.12.    Investment Purpose.........................................................       8
                  ------------------
 SECTION 2.13.    Disclosure.................................................................       9
                  ----------
 SECTION 2.14.    Section 203 of the DGCL....................................................       9
                  -----------------------

                     ARTICLE III. REPRESENTATIONS AND WARRANTIES OF LDI AND LDI SUB

 SECTION 3.01.    Organization and Qualification.............................................        9
                  ------------------------------
 SECTION 3.02.    Authorization and Validity of Agreement....................................       10
                  ---------------------------------------
 SECTION 3.03.    Newly Formed Subsidiary....................................................       10
                  -----------------------
 SECTION 3.04.    Issuance of LDI Shares.....................................................       10
                  ----------------------
 SECTION 3.05.    Reports and Financial Statements...........................................       10
                  --------------------------------
 SECTION 3.06.    No Approvals or Notices Required; No Conflict with Instruments.............       11
                  --------------------------------------------------------------
 SECTION 3.07.    Absence of Certain Changes or Events.......................................       12
                  ------------------------------------
 SECTION 3.08.    Legal Proceedings..........................................................       12
                  -----------------
 SECTION 3.09.    Compliance With Regulatory Requirements....................................       12
                  ---------------------------------------
 SECTION 3.10.    Brokers or Finders.........................................................       12
                  ------------------
 SECTION 3.11.    Intellectual Property......................................................       13
                  ---------------------
 SECTION 3.12.    Compliance with Charter and Contracts......................................       13
                  -------------------------------------
 SECTION 3.13.    Investment Purpose.........................................................       14
                  ------------------
 SECTION 3.14.    Disclosure.................................................................       14
                  ----------

                              ARTICLE IV. TRANSACTIONS PRIOR TO CLOSING

 SECTION 4.01.    Interim Conduct of Business................................................       14
                  ---------------------------
 SECTION 4.02.    Access to Information Concerning Properties and Records....................       15
                  -------------------------------------------------------
 SECTION 4.03.    Confidentiality............................................................       15
                  ---------------
 SECTION 4.04.    Public Announcements.......................................................       16
                  --------------------
 SECTION 4.05.    Reasonable Efforts.........................................................       16
                  ------------------
 SECTION 4.06.    Expansion of Alloy Board...................................................       17
                  ------------------------

                                   ARTICLE V. CONDITIONS PRECEDENT

 SECTION 5.01.    Conditions Precedent to the Obligations of LDI and Alloy...................       17
                  --------------------------------------------------------
 SECTION 5.02.    Conditions Precedent to the Obligations of LDI and LDI Sub.................       18
                  ----------------------------------------------------------
 SECTION 5.03.    Conditions Precedent to the Obligations of Alloy...........................       20
                  ------------------------------------------------

                                        ARTICLE VI. TERMINATION

 SECTION 6.01.    Termination and Abandonment................................................       21
                  ---------------------------
 SECTION 6.02.    Effect of Termination......................................................       21
                  ---------------------

                                     ARTICLE VII. INDEMNIFICATION

 SECTION 7.01.    Survival...................................................................       21
                  --------
 SECTION 7.02.    Indemnification Relating to the Agreement..................................       21
                  -----------------------------------------
 SECTION 7.03.    Indemnification Procedures.................................................       22
                  --------------------------
 SECTION 7.04.    Limitation on Indemnity....................................................       24
                  -----------------------
 SECTION 7.05.    Remedies Cumulative........................................................       24
                  -------------------

                                      ARTICLE VIII. MISCELLANEOUS

 SECTION 8.01.    Further Assurances.........................................................       25
                  ------------------
 SECTION 8.02.    Expenses...................................................................       25
                  -------
 SECTION 8.03.    Notices....................................................................       25
                  -------
 SECTION 8.04.    Entire Agreement...........................................................       26
                  ----------------
 SECTION 8.05.    Assignment; Binding Effect; Benefit........................................       26
                  -----------------------------------
 SECTION 8.06.    Amendment..................................................................       26
                  ---------
 SECTION 8.07.    Extension; Waiver..........................................................       26
                  -----------------
 SECTION 8.08.    Interpretation.............................................................       27
                  --------------
 SECTION 8.09.    Counterparts...............................................................       27
                  ------------
 SECTION 8.10.    Applicable Law.............................................................       27
                  --------------
 SECTION 8.11.    Definition of "Subsidiary".................................................       27
                  --------------------------

                              EXCHANGE AGREEMENT

     EXCHANGE AGREEMENT, dated as of March 10, 2000, by and between LIBERTY DIGITAL, INC., a Delaware corporation ("LDI"), LDIG ALOY, INC., a Delaware corporation and a wholly owned subsidiary of LDI ("LDI Sub") and ALLOY ONLINE, INC., a Delaware corporation ("Alloy").

                                   RECITALS

     WHEREAS, LDI Sub desires to acquire, and Alloy desires to issue and sell to LDI Sub, 2,922,694 shares (the "Initial Alloy Shares") of Alloy's common stock, par value $.01 per share ("Alloy Common Stock"), such number of shares to be subject to increase prior to the Closing (as hereinafter defined) at the sole discretion of LDI in accordance with Section 1.02 hereof (such shares, plus the Additional Alloy Shares (as hereinafter defined), if any, being the "Alloy Shares"), which shares will represent up to 19.9% of the issued and outstanding shares of Alloy Common Stock;

     WHEREAS, in exchange and as payment for the Alloy Shares, LDI desires to pay, issue and sell, and Alloy desires to accept in exchange for the Alloy Shares, (A) $10,000,000 in cash, such amount to be subject to adjustment prior to the Closing in accordance with Section 1.02 hereof (such amount, as so adjusted, being the "Cash Payment"), and (B) 837,740 shares (the "LDI Shares") of LDI Series A Common Stock, par value $.01 per share ("LDI Series A Common Stock"); and

     WHEREAS, the parties hereto desire to enter into the other agreements and arrangements described herein.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I.

                               SALE AND EXCHANGE

     SECTION 1.01.  Sale and Exchange. On the terms and subject to the
                    -----------------
conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.04) (i) Alloy will issue and deliver to LDI Sub, and LDI Sub will accept, the Alloy Shares in exchange for the Cash Payment and the LDI Shares, and (ii) LDI will pay, issue and deliver to Alloy, and Alloy will accept, the Cash Payment and the LDI Shares in exchange for the Alloy Shares.

     SECTION 1.02.  Adjustment of Alloy Shares; Adjustment of Cash Payment.
                    ------------------------------------------------------
If the number of shares of Alloy Common Stock outstanding at the Closing Date (as set forth in the Capitalization Certificate (as defined in Section 5.02(h) hereof)) shall be greater than the number outstanding on the date hereof (as set forth in Section 2.03(a) hereof), LDI may, in its sole discretion, elect to acquire at the Closing an additional number of shares of Alloy Common Stock (the "Additional Alloy Shares") such that the aggregate number of shares of Alloy Common Stock issued and delivered to LDI Sub equals 19.9% of the number of issued and outstanding shares of Alloy Common Stock as of the Closing Date. Alloy shall advise LDI in writing, not less than five business days prior to the Closing Date, of the anticipated number of Additional Alloy Shares that may be acquired by LDI Sub on the Closing Date. If LDI elects to acquire the Additional Alloy Shares (in whole or in part), it shall notify Alloy in writing not less than two business days prior to the Closing Date of the number of Additional Alloy Shares that LDI has elected to purchase. The purchase price for the Additional Alloy Shares elected to be purchased shall be $19.00 per Additional Alloy Share and shall be paid in cash at the Closing as a part of the Cash Payment.

     SECTION 1.03.  Registration of LDI Shares and Alloy Shares.
                    -------------------------------------------

          (a) Following the Closing, LDI shall (i) prepare and, as promptly as practicable thereafter, cause to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3 or other appropriate form so as to permit, pursuant to Rule 415 under the Securities Act, the offer and subsequent resale of the LDI Shares from time to time following the effective date of such registration statement (the "LDI Registration Statement"), and (ii) use its commercially reasonable efforts to cause the LDI Registration Statement to be declared effective at the earliest practicable date, in each case in accordance with the registration procedures set forth on Exhibit A.

          (b) Following the Closing, Alloy shall (i) prepare and, no later than May 15, 2000, cause to be filed with the Commission under the Securities Act a registration statement on Form S-3 or other appropriate form, so as to permit, pursuant to Rule 415 under the Securities Act, the offer and subsequent resale of the Alloy Shares from time to time following the effective date of such registration statement (the "Alloy Registration Statement"), and (ii) use its commercially reasonable efforts to cause the Alloy Registration Statement to be declared effective at the earliest practicable date, in each case in accordance with the registration procedures set forth on Exhibit B.

     SECTION 1.04.  Closing.  Subject to the provisions of Articles V and VI,
                    -------
the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Baker Botts L.L.P., 599 Lexington Avenue, New York, NY 10022, as promptly as practicable following the date the conditions set forth in Article V shall have been satisfied, or at such other place or time as LDI and Alloy may mutually agree (the date and time of the Closing being herein referred to as the "Closing Date").

     SECTION 1.05.  Deliveries by Alloy. At the Closing, Alloy will deliver or
                    -------------------
cause to be delivered to LDI Sub the following:

          (a) The opinions, certificates, consents and other documents contemplated by Section 5.02; and

          (b) A stock certificate representing the Alloy Shares, with all necessary stock issuance or transfer stamps affixed thereto, duly completed and registered in the name of LDI Sub on the stock transfer books of Alloy.

     SECTION 1.06.  Deliveries by LDI and LDI Sub. At the Closing, LDI and LDI
                    -----------------------------
Sub will deliver or cause to be delivered to Alloy the following:

          (a) The opinions, certificates, consents and other documents contemplated by Section 5.03;

          (b) A stock certificate representing the LDI Shares, with all necessary stock issuance or transfer stamps affixed thereto, duly completed and registered in the name of Alloy on the stock transfer books of LDI; and

          (c) The Cash Payment by wire transfer of immediately available funds to Alloy's account number 94013-06060 at Fleet Bank, ABA#021300019.

                                  ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF ALLOY

     Alloy hereby represents and warrants to LDI and LDI Sub as follows:

     SECTION 2.01.  Organization and Qualification. Each of Alloy and each of
                    ------------------------------
its Subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole. Alloy has delivered to LDI true and complete copies of its Certificate of Incorporation and By-laws, each as amended through and in effect on the date hereof. Schedule 2.01 contains a true and complete list of all of Alloy's Subsidiaries.

     SECTION 2.02.  Authorization and Validity of Agreement.  Alloy has all
                    ---------------------------------------
requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Alloy of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Alloy Board and by all other necessary corporate action on the part of Alloy. This Agreement has been duly executed and delivered by Alloy and is a valid and binding obligation of Alloy, enforceable against Alloy in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     SECTION 2.03.  Capitalization.
                    --------------

          (a) At the date hereof, the authorized capital stock of Alloy consists of (i) 50,000,000 shares of Alloy Common Stock and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Alloy Preferred Stock"). As of the close of business on March 9, 2000: (i) 14,686,905 shares of Alloy Common Stock were issued and outstanding, 4,097,198 shares were reserved for issuance upon exercise of outstanding stock options and warrants, no shares were held by Alloy in its treasury and no shares were held by any Subsidiary of Alloy; and
(ii) no shares of Alloy Preferred Stock were issued or outstanding or held by Alloy in its treasury or by any Subsidiary of Alloy. All issued and outstanding shares of Alloy Common Stock have been validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any Federal or state securities laws. At the date hereof, there are no issued or outstanding bonds, debentures, notes or other indebtedness of Alloy or any of its Subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders of Alloy may vote ("Voting Debt"). Except as set forth in the Alloy Commission Filings (as hereinafter defined) or on Schedule 2.03, there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which Alloy or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate Alloy or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any shares of Alloy Common Stock or Alloy Preferred Stock or any other capital stock, equity interest or Voting Debt of Alloy or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating Alloy or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. Except as set forth in the Alloy Commission Filings or on Schedule 2.03, neither Alloy nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of Alloy or any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights. All of the shares of capital stock of each corporate Subsidiary of Alloy are validly issued, fully paid and nonassessable. Except as set forth in the Alloy Commission Filings or on Schedule 2.03, there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by Alloy or any Subsidiary of Alloy of any shares of capital stock, any partnership or other equity interests or any Voting Debt of Alloy or any Subsidiary of Alloy or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

          (b) The Initial Alloy Shares, as of the date hereof, constitute 19.9% of the issued and outstanding shares of Alloy Common Stock. The Alloy Shares, upon issuance and delivery against payment therefor in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will be free of any liens, claims, charges, security interests, pledges, voting or shareholder agreements, encumbrances or equities of any kind whatsoever (except as expressly contemplated hereby or to the extent created by LDI Sub) and will not be issued in violation of any preemptive rights.

     SECTION 2.04.  Reports and Financial Statements.  Alloy has heretofore made
                    --------------------------------
available to LDI true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by Alloy with the Commission since March 1, 2000 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are sometimes collectively referred to as the "Alloy Commission Filings"). The Alloy Commission Filings constitute all of the documents (other than preliminary material) that Alloy was required to file with the Commission since such date. As of their respective dates, each of the Alloy Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under each such Act, and none of the Alloy Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Alloy Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of Alloy and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to year-end audit adjustments, none of which are expected to be material in nature or amount. Since May 14, 1999, except as disclosed in the Alloy Commission Filings filed with the Commission prior to the date hereof, as of the date hereof neither Alloy nor any Subsidiary of Alloy has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole.

     SECTION 2.05.  No Approvals or Notices Required; No Conflict with
                    --------------------------------------------------
Instruments. Except as set forth on Schedule 2.05, the execution and delivery by
-----------
Alloy of this Agreement do not, and the performance by Alloy of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

               (i) conflict with or violate the Certificate of Incorporation, as amended, or By-laws, as amended, of Alloy or the charter or bylaws of any corporate Subsidiary of Alloy or the partnership agreement of any partnership Subsidiary of Alloy;

               (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (as defined in clause (v) of this Section 2.05) (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to Alloy or any Subsidiary of Alloy, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole, except for the Governmental Filings required pursuant to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder;

               (iii) require, on the part of Alloy or any Subsidiary of Alloy, any consent by or approval of (a "Contract Consent") or notice to (a "Contract Notice") any other person or entity (other than a Governmental Entity), the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole;

               (iv) assuming that the Contract Consents and Contract Notices described on Schedule 2.05 are obtained and given, conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under or the creation of any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction or encumbrance of any nature whatsoever on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any Contract (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature) to which Alloy or any Subsidiary of Alloy is a party, by which Alloy, any Subsidiary of Alloy or any of their respective assets or properties is bound or affected or pursuant to which Alloy or any Subsidiary of Alloy is entitled to any rights or benefits, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole; or

               (v) and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 2.05 are obtained, made and given, result in a Violation of, under or pursuant to, any law, rule, regulation, order, judgment or decree applicable to Alloy or any Subsidiary of Alloy or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole. As used herein, the term "Governmental Entity" means and includes any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     SECTION 2.06.  Absence of Certain Changes or Events.  Except as otherwise
                    ------------------------------------
disclosed in the Alloy Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 2.06, during the period commencing on October 31, 1999 and ending on the date of this Agreement, there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had a material adverse effect on, the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole.

     SECTION 2.07.  Legal Proceedings.  Except as set forth in the Alloy
                    -----------------
Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 2.07, there is no suit, action or proceeding pending or, to the knowledge of Alloy, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting Alloy, any Subsidiary of Alloy or any of its or their respective properties or rights, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Alloy or any Subsidiary of Alloy, which does or might (i) result in the modification, termination, suspension, impairment or reformation of any material contract to which Alloy or any Subsidiary of Alloy is a party, which modification, termination, suspension, impairment or reformation would have a material adverse effect on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries taken as a whole; (ii) materially adversely affect the manner in which Alloy conducts its business;
(iii) materially adversely affect the ability of Alloy or LDI to consummate any of the transactions contemplated hereby; or (iv) have a materially adverse effect on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole.

     SECTION 2.08.  Compliance With Regulatory Requirements.  Each of Alloy and
                    ---------------------------------------
its Subsidiaries is in compliance with, and has conducted its business so as to comply with, all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, and may reasonably be expected not to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole.

     SECTION 2.09.  Brokers or Finders.  No agent, broker, investment banker,
                    ------------------
financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by Alloy or any of its Subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and Alloy agrees to indemnify and hold LDI and LDI Sub harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made by Alloy or any of its Subsidiaries, directors, officers, employees or affiliates.

     SECTION 2.10.  Intellectual Property.
                    ---------------------

          (a) Alloy and its Subsidiaries own, or have the defensible right to use, all Intellectual Property used in Alloy's business, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole.

          (b) Except as disclosed in the Alloy Commission Filings filed with the Commission prior to the date hereof and except as set forth on Schedule 2.10, no claims have been asserted or, to the knowledge of Alloy, threatened by any person or entity (i) challenging the ownership, validity or effectiveness of any Intellectual Property owned or used by Alloy or any of its Subsidiaries, (ii) to the effect that any activity of Alloy or its Subsidiaries infringes on any patent or (iii) against the use by Alloy or its Subsidiaries of any Intellectual Property necessary for the conduct of their business.

          (c) As used in this Section 2.10, "Intellectual Property" means all industrial and intellectual property rights including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses relating to any of the foregoing, trade secrets, proprietary processes and formulae. "Proprietary Technology" means all proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by Alloy and its Subsidiaries pertaining to any product, software or service manufactured, marketed, licensed or sold by Alloy and its Subsidiaries in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

     SECTION 2.11.  Compliance with Charter and Contracts.
                    -------------------------------------

          (a) Neither Alloy nor any Subsidiary of Alloy is in violation of any term of its charter, by-laws or other organizational documents.

          (b) Alloy has filed with the Commission copies of all agreements, leases, license agreements and other contracts that, after consultation with its legal counsel, Alloy reasonably believes are required to be filed under the Securities Act and the Exchange Act, to which Alloy or any of its Subsidiaries is a party or may be bound. Each of such agreements, leases, license agreements and contracts is in full force and effect (other than those which have expired or terminated pursuant to their terms or by mutual agreement of Alloy or the relevant Subsidiary and each other party thereto since the filing thereof), and
(i) none of Alloy or its Subsidiaries or, to Alloy's knowledge, any other party thereto, has breached or is in default thereunder, (ii) to Alloy's knowledge, no event has occurred which, with the passage of time or the giving of notice, would constitute such a breach or default, (iii) no claim of material default thereunder has, to Alloy's knowledge, been asserted or threatened and (iv) none of Alloy or its Subsidiaries, or to Alloy's knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, would not have a material adverse effect on the business, assets, results of operations or financial condition of Alloy and its Subsidiaries, taken as a whole.

     SECTION 2.12.  Investment Purpose.  Alloy is acquiring the LDI Shares
                    ------------------
solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof, in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. Alloy understands that the certificate representing the LDI Shares will contain a legend stating in substance:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto."

     Alloy understands and acknowledges that LDI will deliver unlegended certificates in exchange for the certificate bearing such legend only in the event that (i) Alloy transfers shares represented by such certificate pursuant to and in the manner provided for in an effective registration statement covering the transfer or sale of such shares or (ii) Alloy shall have delivered to LDI a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to LDI, to the effect that such legend is not required for the purposes of the Securities Act.

     SECTION 2.13.  Disclosure.  Neither this Agreement, nor any other
                    ----------
agreement, document, certificate or other written instrument delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein and therein, when taken together, not misleading.

     SECTION 2.14.  Section 203 of the DGCL.  Prior to the execution of this
                    -----------------------
Agreement, the Alloy Board has approved the transactions contemplated hereby, including the acquisition by LDI and LDI Sub of the Alloy Shares, for all purposes, including Section 203 of the Delaware General Corporation Law ("DGCL"), and none of LDI, LDI Sub or any "affiliate" or "associate" (as such terms are defined in Section 203 of the DGCL) shall as a result of the execution of this Agreement or consummation of the transactions contemplated hereby, be subject to any restrictions of Section 203 of the DGCL.


                                 ARTICLE III.

               REPRESENTATIONS AND WARRANTIES OF LDI AND LDI SUB

     LDI and LDI Sub hereby represent and warrant, jointly and severally, to Alloy as follows:

     SECTION 3.01.  Organization and Qualification.  Each of LDI and each of its
                    ------------------------------
Subsidiaries including LDI Sub (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole. LDI and LDI Sub have each delivered to Alloy true and complete copies of its Certificate of Incorporation and By-laws, each as amended through and in effect on the date hereof.

     SECTION 3.02.  Authorization and Validity of Agreement.  Each of LDI and
                    ---------------------------------------
LDI Sub has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by LDI and LDI Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LDI and LDI Sub. This Agreement has been duly executed and delivered by LDI and LDI Sub and is a valid and binding obligation of each of LDI and LDI Sub, enforceable against LDI and LDI Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     SECTION 3.03.  Newly Formed Subsidiary.  LDI Sub is a newly-formed Delaware
                    -----------------------
corporation. All of LDI Sub's outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and are directly owned by LDI. LDI Sub has not conducted business prior to the date hereof and has no assets or liabilities other than those incident to its formation and to the consummation of the transactions contemplated hereby.

     SECTION 3.04.  Issuance of LDI Shares.  The LDI Shares, upon issuance and
                    ----------------------
delivery against payment therefor in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will be free of any liens, claims, charges, security interests, pledges, voting or shareholder agreements, encumbrances or equities of any kind whatsoever (except to the extent created by Alloy) and will not be issued in violation of any preemptive rights.

     SECTION 3.05.  Reports and Financial Statements.  LDI has heretofore made
                    --------------------------------
available to Alloy true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by LDI or its predecessor with the Commission since January 1, 1999 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are sometimes collectively referred to as the "LDI Commission Filings"). The LDI Commission Filings constitute all of the documents (other than preliminary material) that LDI (or its predecessor) was required to file with the Commission since such date. As of their respective dates, each of the LDI Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the LDI Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the LDI Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of LDI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to year-end audit adjustments, none of which are expected to be material in nature or amount. Since September 30, 1999, except as disclosed in the LDI Commission Filings filed with the Commission prior to the date hereof, as of the date hereof neither LDI nor any Subsidiary of LDI has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole.

     SECTION 3.06.  No Approvals or Notices Required; No Conflict with
                    --------------------------------------------------
Instruments. The execution and delivery by LDI and LDI Sub of this Agreement do
-----------
not, and the performance by each of LDI and LDI Sub of its respective obligations hereunder and the consummation of the transactions contemplated hereby will not:

               (i) conflict with or violate the Certificate of Incorporation, as amended, or By-laws, as amended, of LDI or the charter or bylaws of any corporate Subsidiary of LDI or the partnership agreement of any partnership Subsidiary of LDI;

               (ii) require any Government Consent or Governmental Filing, in each case on the part of or with respect to LDI or any Subsidiary of LDI, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole, except for (A) the filing with the Commission of such reports under Section 13(d) of the Exchange Act as may be required in connection with the transactions contemplated by this Agreement and (B) the Governmental Filings required pursuant to the pre-merger notification requirements of the HSR Act;

               (iii) require, on the part of LDI or any Subsidiary of LDI, any Contract Consent or Contract Notice, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole;

               (iv) conflict with or result in any Violation of any Contract to which LDI or any Subsidiary of LDI is a party, by which LDI, any Subsidiary of LDI or any of their respective assets or properties is bound or affected or pursuant to which LDI or any Subsidiary of LDI is entitled to any rights or benefits, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole; or

               (v) assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 3.06 are obtained, made and given, result in a Violation of, under or pursuant to, any law, rule, regulation, order, judgment or decree applicable to LDI or any Subsidiary of LDI or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole.

     SECTION 3.07.  Absence of Certain Changes or Events.  Except as otherwise
                    ------------------------------------
disclosed in the LDI Commission Filings filed with the Commission prior to the date hereof, during the period commencing on September 30, 1999 and ending on the date of this Agreement, there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had a material adverse effect on, the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole.

     SECTION 3.08.  Legal Proceedings.  Except as set forth in the LDI
                    -----------------
Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 3.08, there is no suit, action or proceeding pending or, to the knowledge of LDI, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting LDI, any Subsidiary of LDI or any of its or their respective properties or rights, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against LDI or any Subsidiary of LDI, which does or might (i) result in the modification, termination, suspension, impairment or reformation of any material contract to which LDI or any Subsidiary of LDI is a party, which modification, termination, suspension, impairment or reformation would have a material adverse effect on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole; (ii) materially adversely affect the manner in which LDI conducts its business; (iii) materially adversely affect the ability of LDI or Alloy to consummate any of the transactions contemplated hereby; or (iv) have a materially adverse effect on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole.

     SECTION 3.09.  Compliance With Regulatory Requirements. Each of LDI and its
                    ---------------------------------------
Subsidiaries is in compliance with, and has conducted its business so as to comply with, all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, and may reasonably be expected not to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole.

     SECTION 3.10.  Brokers or Finders.  No agent, broker, investment banker,
                    ------------------
financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by LDI or any of its Subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and LDI agrees to indemnify and hold Alloy harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made by LDI or any of its Subsidiaries, directors, officers, employees or affiliates.

     SECTION 3.11.  Intellectual Property.
                    ---------------------

          (a) LDI and its Subsidiaries own, or have the defensible right to use, all Intellectual Property used in LDI's business, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole.

          (b) Except as disclosed in the LDI Commission Filings filed with the Commission prior to the date hereof, no claims which, individually or in the aggregate, are reasonably expected to have a material adverse effect on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole, have been asserted by any person or entity (i) challenging the ownership, validity or effectiveness of any Intellectual Property owned or used by LDI or any of its Subsidiaries, (ii) to the effect that any activity of LDI or its Subsidiaries infringes on any patent or (iii) against the use by LDI or its Subsidiaries of any Intellectual Property necessary for the conduct of their business.

          (c) As used in this Section 3.11, "Intellectual Property" means all industrial and intellectual property rights including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses relating to any of the foregoing, trade secrets, proprietary processes and formulae. "Proprietary Technology" means all proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by LDI and its Subsidiaries pertaining to any product, software or service manufactured, marketed, licensed or sold by LDI and its Subsidiaries in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

     SECTION 3.12.  Compliance with Charter and Contracts.
                    -------------------------------------

          (a) Neither LDI nor any Subsidiary of LDI is in violation of any term of its charter, by-laws or other organizational documents.

          (b) LDI has filed with the Commission copies of all agreements, leases, license agreements and other contracts that, after consultation with its legal counsel, LDI reasonably believes are required to be filed under the Securities Act and the Exchange Act, to which LDI or any of its Subsidiaries is a party or may be bound. Each of such agreements, leases, license agreements and contracts is in full force and effect (other than those which have expired or terminated pursuant to their terms or by mutual agreement of LDI or the relevant Subsidiary and each other party thereto since the filing thereof), and (i) none of LDI or its Subsidiaries or, to LDI's knowledge, any other party thereto, has breached or is in default thereunder, (ii) to LDI's and LDI Sub's knowledge, no event has occurred which, with the passage of time or the giving of notice, would constitute such a breach or default, (iii) no claim of material default thereunder has, to LDI's knowledge, been asserted or threatened and (iv) none of LDI or its Subsidiaries, or to LDI's knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, would not have a material adverse effect on the business, assets, results of operations or financial condition of LDI and its Subsidiaries, taken as a whole.

     SECTION 3.13.  Investment Purpose. LDI is acquiring the Alloy Shares solely
                    ------------------
for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. LDI understands that the certificate representing the Alloy Shares will contain a legend stating in substance:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto."

     LDI understands and acknowledges that Alloy will deliver unlegended certificates in exchange for the certificate bearing such legend only in the event that (i) LDI transfers shares represented by such certificate pursuant to and in the manner provided for in an effective registration statement covering the transfer or sale of such shares or (ii) LDI shall have delivered to Alloy a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Alloy, to the effect that such legend is not required for the purposes of the Securities Act.

     SECTION 3.14.  Disclosure. Neither this Agreement, nor any other agreement,
                    ----------
document, certificate or other written instrument delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein and therein, when taken together, not misleading.

                                  ARTICLE IV.

                         TRANSACTIONS PRIOR TO CLOSING

     SECTION 4.01.  Interim Conduct of Business. During the period commencing on
                    ---------------------------
the date of this Agreement and ending on the Closing Date, except as expressly contemplated by this Agreement or any Exhibit hereto or consented to in writing by LDI (which consent shall not be unreasonably withheld), Alloy shall not (i) make any change in or amendments to its Certificate of Incorporation, as amended, or Bylaws, as amended (other than to expand the board of directors in accordance with Section 5.02(g)), (ii) reclassify the outstanding shares of its capital stock or make any other changes in its capital structure or (iii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities (other than a dividend or distribution consisting solely of Alloy Common Stock).

     SECTION 4.02.  Access to Information Concerning Properties and Records.
                    -------------------------------------------------------
From the date hereof until the Closing and subject to contractual and legal restrictions applicable to Alloy, upon reasonable notice, Alloy shall afford to the officers, employees, counsel, accountants and other authorized representatives of LDI reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such persons such information concerning its business, properties, personnel and affairs as such persons shall from time to time reasonably request in connection with or to facilitate the consummation of the transactions contemplated hereby.

     SECTION 4.03.  Confidentiality.  Unless otherwise agreed to in writing by
                    ---------------
the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") will, and will cause its affiliates, directors, officers, employees, agents and controlling Persons (as such term is defined in Section 7.03(a)(i)) (such affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Confidential Information of the disclosing party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the disclosing party, the receiving party will provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it will be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each party will, if so requested by the other party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party will
                              --------  -------
not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its

Representatives, but will destroy (or cause to be destroyed) the same upon request of the disclosing party.

          For purposes of this Section 4.03, "Confidential Information" of a party means all confidential or proprietary information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or
(d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

     SECTION 4.04.  Public Announcements. Neither LDI nor Alloy shall, nor shall
                    --------------------
either LDI or Alloy permit any of its Subsidiaries to (and each such party shall use its reasonable efforts to cause its affiliates, directors, officers, employees and authorized representatives not to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on the Nasdaq National Market (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

     SECTION 4.05.  Reasonable Efforts.  Subject to the terms and conditions of
                    ------------------
this Agreement and applicable law, each of the parties shall use its reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as either party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article V to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective Subsidiaries, and use their reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Alloy Registration Statement and the LDI Registration Statement and any necessary amendments of or supplements thereto;
(ii) seeking to have the Alloy Registration Statement and the LDI Registration Statement declared effective by the Commission as soon as reasonably practicable after filing with the Commission; (iii) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other person or entity; (iv) filing all applicable Notification and Report Forms required under the HSR Act as a result of the transactions contemplated by this Agreement and promptly complying with any requests for additional information and documentary material that may be requested pursuant to the HSR Act; (v) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in
Section 5.01(b); (vi) providing all such information about such party, its Subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (vii) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification or other permission or action or the lifting of any injunction referred to in clause (iii) or (v) of this sentence, no party (which term, in the case of LDI, shall include for this purpose only, Liberty Media Corporation) shall be required to (x) pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome or (y) amend, or agree to amend, in any material respect any Contract. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, each of LDI and Alloy shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts. None of Alloy, LDI or LDI Sub shall, and each of Alloy, LDI and LDI Sub shall cause each of its respective Subsidiaries not to, take any action that would or is reasonably likely to result in any of the conditions set forth in Article V not being met as of the Closing Date.

     SECTION 4.06.  Expansion of Alloy Board.  Prior to the Closing, Alloy will
                    ------------------------
take all action (if any) necessary in accordance with the DGCL, Alloy's Certificate of Incorporation, as amended, and By-laws, to increase from 5 to 6 the total number of directors constituting the entire Alloy Board and to appoint a designee of LDI reasonably acceptable to Alloy to fill such vacancy and to serve in the class of directors whose term expires in the year 2001 (the "Designated Class"). Alloy further agrees (i) to use its best efforts to cause any substitute or successor designee of LDI to be appointed to the Alloy Board upon the request of LDI, and (ii) that for so long as LDI beneficially owns at least 10% of the outstanding shares of Alloy Common Stock, to continue to nominate a designee of LDI reasonably acceptable to Alloy to serve on the Designated Class of the Alloy Board at each annual or special meeting of Alloy stockholders at which the Designated Class of directors is elected. Alloy acknowledges and agrees that any of Robert R. Bennett, Lee Masters, Craig Enenstein and Edward A. Monnier are persons acceptable to Alloy to serve as LDI's designee on the Alloy Board.

                                  ARTICLE V.

                             CONDITIONS PRECEDENT

     SECTION 5.01.  Conditions Precedent to the Obligations of LDI and Alloy.
                    --------------------------------------------------------
The obligations of each of LDI, LDI Sub and Alloy to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a)  HSR Act.  All applicable waiting periods under the HSR Act shall
               -------
have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate governmental enforcement agency to restrain the transactions contemplated hereby.

          (b)  Absence of Injunctions.  No permanent or preliminary injunction
               ----------------------
or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby as provided herein shall be in effect.

          (c)  No Proceedings or Adverse Enactments.  There shall not have been
               ------------------------------------
any action taken, or any statute, rule, regulation, order, judgment or decree enacted, promulgated, entered, issued or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending which (i) makes or is reasonably likely to make the transactions contemplated by this Agreement illegal or imposes, or is reasonably likely to result in the imposition of, material damages or penalties in connection therewith, or requires or is likely to require the divestiture of any assets by LDI, Liberty Media Corporation, Alloy or any of their respective affiliates, (ii) would, as of or after the Closing, impose material limitations on the ability of LDI Sub effectively to exercise full rights of ownership of the Alloy Shares (including the right to vote such shares on all matters properly presented to the stockholders of Alloy), (iii) would, as of or after the Closing, impose material limitations on the ability of Alloy effectively to exercise full rights of ownership of the LDI Shares (including the right to vote such shares on all matters properly presented to the stockholders of LDI), or
(iv) otherwise prohibits or restricts consummation of the transactions contemplated by this Agreement or increases or is likely to increase in any material respect the liabilities or obligations of such party arising out of such transactions.

          (d)  Receipt of Governmental Approvals and Consents.  All Government
               ----------------------------------------------
Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, without any action, proceeding or investigation being commenced or threatened which seeks to enjoin or delay the consummation of the transactions contemplated hereby or to impose, in the reasonable judgment of LDI, any restrictions or onerous requirements on the parties (or, with respect to LDI, Liberty Media Corporation).

     SECTION 5.02.  Conditions Precedent to the Obligations of LDI and LDI Sub.
                    ----------------------------------------------------------
The obligations of LDI and LDI Sub to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by LDI:

          (a)  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of Alloy contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b)  Performance of Agreements.  Alloy shall have performed in all
               -------------------------
material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)  Contract Consents and Notices.  All Contract Consents and
               -----------------------------
Contract Notices which are referred to in Section 2.05 or 3.06 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of LDI, a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of LDI and its Subsidiaries, taken as a whole, or Alloy and its Subsidiaries, taken as a whole, shall have been obtained and given.

          (d)  No Material Adverse Change.  Since the date hereof nothing shall
               --------------------------
have occurred which, individually or in the aggregate, has had or, in the reasonable judgment of LDI, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of Alloy and its Subsidiaries, taken as a whole.

          (e)  Officer's Certificates.  LDI shall have received certificates of
               ----------------------
Alloy, dated the Closing Date, signed by executive officers of Alloy to evidence satisfaction of the conditions set forth in Sections 5.02 (a), (b) and (d), which certificates shall be given by such officers after due inquiry.

          (f)  Opinion of Counsel.  LDI shall have received a favorable opinion
               ------------------
from Alloy's counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., dated the Closing Date, in form customary for transactions of the type contemplated by this Agreement.

          (g)  Representation on Alloy Board.  The size of the Alloy Board
               -----------------------------
shall have been expanded from 5 to 6 members, and the vacancy created thereby shall have been filled with the designee of LDI (which designee shall be reasonably acceptable to Alloy).

          (h)  Capitalization Certificate.  LDI shall have received a
               --------------------------
certificate (the "Capitalization Certificate") of Alloy, dated the Closing Date, signed by executive officers of Alloy setting forth, as of the Closing Date, any and all changes to the information set forth in Section 2.03.

          (i)  Voting Agreement.  The Voting Agreement, dated as of the date
               ----------------
hereof, by and among LDI, Matthew C. Diamond, James K. Johnson, Jr. and Samuel
A. Gradess, a copy of which is attached as Exhibit C hereto, shall be in full force and effect as of the Closing.

          (j)  Other Deliveries.  All other documents and instruments required
               ----------------
under this Agreement to have been delivered by Alloy to LDI or LDI Sub at or prior to the Closing (including those specified in Section 1.05) shall have been delivered.

     SECTION 5.03.  Conditions Precedent to the Obligations of Alloy.  The
                    ------------------------------------------------
obligation of Alloy to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Alloy:

          (a)  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of LDI and LDI Sub contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b)  Performance of Agreements.  LDI and LDI Sub shall have performed
               -------------------------
in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (c)  Contract Consents and Notices.  All Contract Consents and
               -----------------------------
Contract Notices which are referred to in Section 2.05 or 3.06 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of Alloy, a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of Alloy and its Subsidiaries, taken as a whole, or LDI and its Subsidiaries, taken as a whole, shall have been obtained and given.

          (d)  No Material Adverse Change.  Since the date hereof nothing shall
               --------------------------
have occurred which, individually or in the aggregate, has had or, in the reasonable judgment of Alloy, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of LDI and its Subsidiaries, taken as a whole.

          (e)  Officer's Certificates.  Alloy shall have received certificates
               ----------------------
of LDI and LDI Sub, dated the Closing Date, signed by executive officers of LDI and LDI Sub to evidence satisfaction of the conditions set forth in Sections
5.03 (a) and (b), which certificates shall be given by such officers after due inquiry.

          (f)  Opinion of Counsel.  Alloy shall have received a favorable
               ------------------
opinion from LDI's counsel, Baker Botts L.L.P., dated the Closing Date, as to the due organization and qualification of each of LDI and LDI Sub, the due authorization and validity of this Agreement by, and enforceability against, each of LDI and LDI Sub, and the due authorization and valid issuance of the LDI Shares to Alloy pursuant hereto.

          (g)  Other Deliveries.  All other documents and instruments required
               ----------------
under this Agreement to have been delivered by LDI or LDI Sub to Alloy at or prior to the Closing (including those specified in Section 1.06) shall have been delivered.

                                  ARTICLE VI.

                                  TERMINATION

     SECTION 6.01.  Termination and Abandonment.  This Agreement may be
                    ---------------------------
terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing: (i) by mutual written consent of LDI and Alloy; or (ii) by either LDI or Alloy: (A) if the Closing shall not have occurred before June 2, 2000, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has resulted in the failure of the Closing to occur before such date, (B) if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within five business days after written notice thereof shall have been received by the party alleged to be in breach, or (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 6.02.  Effect of Termination.  In the event of any termination of
                    ---------------------
this Agreement by LDI or Alloy pursuant to Section 6.01, this Agreement forthwith shall become void, and there shall be no liability or obligation on the part of any party hereto or any of their respective officers and directors, except that (i) Sections 4.03 and 8.02 and Article VII shall survive the termination of this Agreement, (ii) nothing herein will relieve any party from liability for any breach of any of its representatives, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination, and
(iii) nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                 ARTICLE VII.

                                INDEMNIFICATION

     SECTION 7.01.  Survival. The representations and warranties of the parties
                    --------
contained in this Agreement shall survive the Closing for a period of one year. The covenants and agreements of the parties contained in this Agreement that contemplate actions to be taken (a) prior to the Closing shall not survive the Closing and (b) after the Closing shall survive until such actions shall have been taken or performed in accordance with the terms of the applicable covenant or agreement.

     SECTION 7.02.  Indemnification Relating to the Agreement.
                    -----------------------------------------

          (a) Subject to Section 7.04, Alloy shall indemnify LDI and LDI Sub and each of their respective parents, directors, officers, employees, agents, successors and permitted assigns, from and against any and all losses, liabilities, claims, damages, obligations, liens, assessments, judgments, awards, fines, interest, penalties, costs and expenses (including reasonable attorneys' fees and expenses) ("Losses") resulting or arising from:

          (i) any breach by Alloy of any representation or warranty of Alloy set forth in this Agreement or in any agreement, certificate or other document executed by Alloy and delivered to LDI or LDI Sub pursuant to the provisions of this Agreement; and

          (ii) any failure of Alloy to comply with or non-fulfillment of any covenant or agreement of Alloy set forth in this Agreement.

     (b) Subject to Section 7.04, LDI and LDI Sub shall, jointly and severally, indemnify Alloy, and each director, employee, agent, officer, successor and assign of Alloy, from and against all Losses resulting or arising from:

          (i) any breach by LDI or LDI Sub of any representation or warranty of LDI or LDI Sub set forth in this Agreement or in any agreement, certificate or other document executed by LDI or LDI Sub and delivered to Alloy pursuant to the provisions of this Agreement; and

          (ii) any failure of LDI or LDI Sub to comply with or non-fulfillment of any covenant or agreement of LDI or LDI Sub set forth in this Agreement.

     SECTION 7.03.  Indemnification Procedures.
                    --------------------------

          (a)  Procedures for Indemnification of Third Party Claims.
               ----------------------------------------------------

             (i) If a party entitled to indemnification under Section 7.02 (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a person, company or other entity (including, without limitation, any Governmental Entity) (a "Person") who is not a party to this Agreement, of any claim or of the commencement or threat by any such Person of any action, suit, arbitration, inquiry, proceeding or investigation by or before any court or other Governmental Agency (a "Third Party Claim") with respect to which the other party may be obligated to provide indemnification pursuant to Section 7.02 (an "Indemnifying Party"), such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim and in no event later than the second anniversary of the Closing Date; provided that the failure of any Indemnitee to give notice or any delay in giving notice as provided in this Section 7.03(a) shall not relieve the related Indemnifying Party of its obligations under this Article VII, except to the extent that such Indemnifying Party is prejudiced by such failure to give or delay in giving notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

          (ii) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 7.03(a)(i) (or sooner, if the nature of such

     Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnitee shall be kept reasonably informed with respect to, and shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnitee unless (x) the Indemnifying Party agrees in advance to pay such fees and expenses or (y) the Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 7.03(a)(ii), such Indemnitee may defend or seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect of such Third Party Claim.

          (iii) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party (in a manner that will not unreasonably interfere with the conduct of the Indemnitee's business) any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate (in a manner that will not unreasonably interfere with the conduct of the Indemnitee's business) in the defense, settlement or compromise of such Third Party Claim.

          (iv) Notwithstanding anything in this Section 7.03(a) to the contrary, (A) neither an Indemnifying Party nor an Indemnitee shall, without the written consent of the other party, settle or compromise or consent to the entry of any judgment with respect to any action or Third Party Claim if the effect thereof is to admit any criminal liability by, or to permit any injunctive relief or other order providing non-monetary relief to be entered against, the other party and (B) neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim without the consent of the other (which consent shall not be unreasonably withheld). Subject to clause (A) of this paragraph (iv), if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (1) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (2) the lesser of
     (x) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (y) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to contest such Third Party Claim.

          (v) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (b)  Other Procedures for Indemnification.
          ------------------------------------

          (i) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party, in no event later than the second anniversary of the Closing Date. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30 day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law.

          (ii) If the amount of any Liability shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

     SECTION 7.04.  Limitation on Indemnity.  Notwithstanding anything to the
                    -----------------------
contrary contained herein, neither Alloy, on the one hand, nor LDI and LDI Sub together, on the other hand, shall be liable under Section 7.02 for any amounts in excess of $55,530,000.

     SECTION 7.05.  Remedies Cumulative.  The remedies provided in this Article
                    -------------------
VII shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     SECTION 8.01.  Further Assurances. From and after the Closing Date, each
                    ------------------
of LDI, LDI Sub and Alloy shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments, agreements, consents and assurances and take or cause to be taken all such actions as may reasonably be requested by the other party hereto for the effectual consummation, confirmation and particularization of this Agreement and the transactions contemplated hereby.

     SECTION 8.02.  Expenses.  Except as otherwise provided herein, all costs
                    --------
and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall occur.

     SECTION 8.03.  Notices.  All notices, requests, demands, waivers and other
                    -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested, with postage and fees prepaid or
(iii) one business day after deposit thereof for overnight delivery. Such notices, requests, demands, waivers or other communications shall be addressed as follows:

          (a)       if to LDI or LDI Sub, to:

                    Liberty Digital, Inc.
                    12312 Olympic Boulevard
                    Los Angeles, California  90064
                    Attn: Director of Business Development and Strategy Telecopy No.: (310) 979-5003

                    with a copy to:

                    Lee D. Charles, Esq.

                    Baker Botts L.L.P.
                    599 Lexington Avenue
                    New York, New York  10022
                    Telecopy No.: (212) 705-5125

          (b)       if to Alloy, to:

                    Alloy Online, Inc.
                    151 West 26th Street
                    11th Floor
                    New York, New York 10001

                    Attn:  Chief Executive Officer
                    Telecopy No.:  (212) 244-4311

                    with a copy to:

                    Richard Graf, Esq.
                    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, NW
                    Washington, D.C.  20004-2608
                    Telecopy No.:  (202) 661-8755

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

     SECTION 8.04.  Entire Agreement.  This Agreement (including the Exhibits,
                    ----------------
Schedules and other documents referred to herein) constitutes the entire agreement between the parties and, except as expressly provided herein, supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     SECTION 8.05.  Assignment; Binding Effect; Benefit.  Neither this Agreement
                    -----------------------------------
nor any of the rights, benefits or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, however,
                                                            --------  -------
that the rights granted to Alloy under Exhibit A and the rights granted to LDI and LDI Sub under Exhibit B may (subject to the definition of "Registered Shares" set forth in such Exhibit) be assigned in connection with any transfer or assignment of LDI Shares and Alloy Shares by Alloy and LDI Sub, respectively, provided such transferee executes a written agreement, in form and substance reasonably satisfactory to the issuer of the transferred Registered Shares, pursuant to which such transferee agrees to be bound by all of the provisions of Exhibit A or Exhibit B, as applicable, as if such transferee were a "Holder" thereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Article VII.

     SECTION 8.06.  Amendment.  This Agreement may not be amended except by an
                    ---------
instrument in writing signed on behalf of each of the parties.

     SECTION 8.07.  Extension; Waiver.  LDI or Alloy may, to the extent legally
                    -----------------
allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or
(iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to comply strictly with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.07.

     SECTION 8.08.  Interpretation.  When a reference is made in this Agreement
                    --------------
to Sections, Articles, Exhibits or Schedules, such reference shall be to a Section, Article, Exhibit or Schedule (as the case may be) of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate. The use of the words "hereof", "herein", "hereunder" and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise.

     SECTION 8.09.  Counterparts. This Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     SECTION 8.10.  Applicable Law.  This Agreement and the legal relations
                    --------------
between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     SECTION 8.11.  Definition of "Subsidiary".  As used in this Agreement, a
                    --------------------------
"Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (a) in the case of a corporation, securities or other interests having by their terms ordinary voting power to elect at least one-half of the board of directors or others performing similar functions with respect to such corporation are directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) in the case of any organization or entity other than a corporation, such party, one or more of its Subsidiaries, or such party and one or more of its Subsidiaries (x) owns at least one-half of the equity interests thereof or (y) has the power to elect or direct the election of at least one-half of the members of the governing body thereof or otherwise has "control" (within the meaning of Rule 12b-2 under the Exchange
Act) over such organization or entity.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     LIBERTY DIGITAL, INC.



                                     By:  /s/ Lee Masters
                                        _____________________________________
                                        Its: President


                                     LDIG ALOY, INC.


                                     By:  /s/ Lee Masters
                                        _____________________________________
                                        Its: President


                                     ALLOY ONLINE, INC.


                                     By:  /s/ Matthew C. Diamond
                                        _____________________________________
                                        Its:  CEO

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